UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2009
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Securities Exchange Agreement
On April 17, 2009, American International Group, Inc. (“AIG”) entered into a Securities Exchange Agreement (the “Exchange Agreement”) with the United States Department of the Treasury (the “Treasury Department”) pursuant to which, among other things, the Treasury Department would exchange 4,000,000 shares of AIG’s Series D Fixed Rate Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series D Preferred Stock”), for 400,000 shares of AIG’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (the “Series E Preferred Stock”).
The Exchange Agreement restricts AIG’s ability to repurchase capital stock and requires AIG to continue to maintain policies limiting corporate expenses, lobbying activities and executive compensation.
Under the Exchange Agreement, AIG is required to submit for approval at its 2009 Annual Meeting of Shareholders the following amendments to its Restated Certificate of Incorporation:
•	a proposal to authorize the Board of Directors of AIG (the “Board”) to issue preferred stock in series with different rankings; and

•	a proposal to cause the Series E Preferred Stock and any other series of preferred stock initially issued to the Treasury Department to rank senior to all other series of preferred stock.
The Exchange Agreement also permits the Treasury Department in certain circumstances to exchange the warrant received in connection with the issuance of the Series D Preferred Stock for 53,798,766 shares of AIG’s Series C Perpetual, Convertible, Participating Preferred Stock (the “Series C Preferred Stock”).
In addition, pursuant to the Exchange Agreement, the Treasury Department has the right to exchange the shares of the Series E Preferred Stock for a new series of AIG’s serial preferred stock with the same terms as the Series E Preferred Stock, except that the liquidation preference of such new series will be $10,000 per share, or such amount per share as may be reasonably specified by the Treasury Department based on the number of shares of the new serial preferred stock to be exchanged.
Following execution of the Exchange Agreement, on April 17, 2009, AIG and the Treasury Department completed the exchange of the Series D Preferred Stock for the Series E Preferred Stock.
Series E Preferred Stock
Dividends on the Series E Preferred Stock are payable, if, and as when declared by the Board or a duly authorized committee thereof, on a non-cumulative basis, out of assets legally available therefor, in cash, at the rate per annum of 10 percent of the liquidation preference of $104,011.44 per share (the “Liquidation Preference”). The Series E Preferred Stock ranks senior to the Common Stock and, subject to the approval of the amendments to AIG’s Restated Certificate of Incorporation described above, will rank senior to the Series C Preferred Stock and any other series of preferred stock subsequently issued by AIG to any person other than the Treasury Department with respect to the payment of dividends and amounts upon liquidation, dissolution and winding up of AIG.
AIG may redeem the Series E Preferred Stock at the Liquidation Preference, plus unpaid dividends for the then-current dividend period, at any time that the AIG Credit Facility Trust, a trust established for the sole benefit of the United States Treasury, or any successor entity, beneficially owns less than 30 percent of AIG’s voting securities and no holder of the Series E Preferred Stock controls or has the potential to control AIG.

Holders of the Series E Preferred Stock will be entitled to vote for the election of the greater of two additional members of the Board and a number of directors (rounded upward) equal to 20 percent of the total number of directors of AIG if dividends payable on the shares of the Series E Preferred Stock have not been paid for four or more dividend periods, whether or not consecutive (including for this purpose the period during which the Series D Preferred Stock was outstanding).
Pursuant to the Exchange Agreement, AIG will be obligated, at the request of the Treasury Department, to file a registration statement under the Securities Act of 1933 with respect to the Series E Preferred Stock.
Replacement Capital Covenant
In connection with the exchange of the Series D Preferred Stock for the Series E Preferred Stock, AIG entered into a replacement capital covenant (the “Replacement Capital Covenant”), whereby AIG agrees for the benefit of the holders of its 6.25% Notes due 2036 (CUSIP No. 026874AZ0) that AIG may not redeem or purchase, and no subsidiary of AIG may purchase, all or any part of the Series E Preferred Stock at any time prior to April 17, 2012 except with the proceeds obtained from the issuance by AIG or any such subsidiary of certain replacement capital securities as set forth in the Replacement Capital Covenant.
The description of the Series E Preferred Stock, the Exchange Agreement and the Replacement Capital Covenant contained herein are summaries and are qualified in their entirety by reference to the full text of the Certificate of Designations relating to the Series E Preferred Stock, the Exchange Agreement and the Replacement Capital Covenant, which are attached as Exhibits 3.1, 10.1 and 99.1, respectively, hereto and incorporated into this Item 1.01 by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The issuance of the Series E Preferred Stock was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.
Item 3.03. Material Modification to Rights of Security Holders.
The holders of the Series E Preferred Stock will have preferential dividend and liquidation rights over the holders of Common Stock and, if the stockholder proposals to amend AIG’s Restated Certificate of Incorporation described in Item 1.01 are approved, over the holders of the Series C Preferred Stock and any other series of preferred stock subsequently issued by AIG to any person other than the Treasury Department. The applicable terms and preferences attached to the Series E Preferred Stock are more fully described in Item 1.01 above, and are contained in the Certificate of Designations, which was filed with the Secretary of State of the State of Delaware on April 17, 2009.
The above summary is qualified in its entirety by reference to the full text of the Certificate of Designations relating to the Series E Preferred Stock, which is attached hereto as Exhibit 3.1 and is incorporated into this Item 3.03 by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On April 17, 2009, AIG filed with the Secretary of State of the State of Delaware a Certificate of Designations to its Restated Certificate of Incorporation establishing the terms of the Series E Preferred Stock. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.
On April 17, 2009, AIG filed with the Secretary of State of the State of Delaware a Certificate of Elimination to its Restated Certificate of Incorporation eliminating from the Restated Certificate of Incorporation all matters set forth in the Series D Certificate of Designation with respect to the Series D Preferred Stock. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.2 and incorporated into this Item 5.03 by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

3.1	American International Group, Inc. Certificate of Designations of Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock.

3.2	American International Group, Inc. Certificate of Elimination of Series D Fixed Rate Cumulative Perpetual Preferred Stock.

10.1	Securities Exchange Agreement, dated as of April 17, 2009, between American International Group, Inc. and the United States Department of the Treasury.

99.1	Replacement Capital Covenant, dated as of April 17, 2009, by American International Group, Inc. in favor of and for the benefit of each Covered Debtholder.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: April 17, 2009	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary